Exhibit 99.1

Newtek Closes on Sale of $75,426,000 of Unguaranteed SBA 7(a) Loan-Backed Notes

Lake Success, NY, December 6, 2017 - Newtek Business Services Corp. (“Newtek”) (Nasdaq: NEWT), an internally managed business development company (“BDC”), today announced that it closed on its eighth and largest small business loan securitization, with the sale of $75,426,000 of Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2017-1, consisting of $58,111,000 of Class A Notes and $17,315,000 Class B Notes (collectively, the “Notes”), rated “A” and “BBB-”, respectively, by Standard and Poor’s Financial Services LLC. The Notes had a 79.50% advance rate, and were priced at an average initial yield of 3.59% (Note Interest Rates will be floating rate) across both classes.
The Notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of SBA 7(a) loans made by Newtek Small Business Finance, LLC ("NSBF") pursuant to Section 7(a) of the Small Business Act, and overcollateralized by NSBF's participation interest in the unguaranteed portions.  Deutsche Bank Securities Inc. acted as Sole Book Running Manager and Capital One Securities, Inc. acted as Co-Manager for the offering.

Barry Sloane, Chairman, President and Chief Executive Officer of Newtek Business Services Corp. said, “We are pleased to announce the closing of our largest securitization to date with strong investor demand and some of the best economics in Newtek’s securitization history. This deal was backed by $94.875 million in unguaranteed portions of SBA 7(a) loans made by NSBF. Importantly, we received an approximate 3.25% improvement in the advance rate over our prior securitization in November 2016, making this 79.5% advance rate the highest advance rate of all our securitizations to date. In addition, we achieved a 100 basis point reduction in the interest rate spread over LIBOR on each Note class compared to our November 2016 securitization. With the SBA’s approval of our largest securitization and the previously announced increase in our Capital One revolving credit facility to $100 million, we believe we are well positioned to originate between $465 million and $485 million of SBA 7(a) loans in 2018.”

Mr. Sloane continued, “We want to thank Deutsche Bank and Capital One for helping us bring this securitization to market, and look forward to announcing future securitizations in 2018 as we anticipate continued growth in our SBA 7(a) program in 2018 and beyond.”

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Commercial and Personal Lines Insurance Solutions, Web Services, and Payroll and Benefits Solutions.
Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com